UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 15, 2026

Sprout Social, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39156	27-2404165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 South Dearborn St., Suite 700			60603
Chicago	,	Illinois
(Address of Principal Executive Offices)			(Zip Code)

(866) 878-3231
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On July 15, 2026, Sprout Social, Inc. (the “Company”) announced that it expects its financial results for the quarter ended June 30, 2026 to be at the high end of its financial outlook ranges for revenue, non-GAAP operating income, and non-GAAP net income per share for such period previously included in the Company’s earnings press release for the first quarter ended March 31, 2026, which was furnished with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2026. These results are based on preliminary unaudited financial and other information, and subject to normal quarterly closing processes and accounting review; actual results could differ materially from these estimates. As previously announced, the Company is scheduled to report its financial results for the quarter ended June 30, 2026 after market close on Thursday, August 6, 2026.

The contents of this Item 2.02 of this Current Report on Form 8-K are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.
On July 8, 2026, the Board of Directors of the Company approved a workforce reduction plan (the "Plan") designed to streamline the Company's organizational structure and align its cost base with its strategic priorities, including its ongoing investments in AI-powered social intelligence. As part of the Plan, the Company will reduce its workforce by approximately 20%, or approximately 260 employees. On July 15, 2026, the Company began notifying affected employees.
The Company estimates that it will incur total pre-tax restructuring charges of approximately $18.0 million to $20.0 million in connection with the Plan, consisting primarily of cash expenditures related to employee severance payments and benefits. The Company expects to recognize substantially all of these charges in the third quarter of 2026. The Company expects to substantially complete the Plan by the end of the third quarter of 2026, subject to local law and consultation requirements.

The Company intends to exclude the restructuring charges from its non-GAAP financial measures.

The charges that the Company expects to incur in connection with the Plan are estimates and are subject to a number of assumptions. Actual results may differ materially from these estimates. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Plan.

Item 7.01. Regulation FD Disclosure.

A letter from Ryan Barretto, the Company’s Chief Executive Officer, regarding the Plan is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The contents of this Item 7.01 of this Current Report on Form 8-K and the exhibit attached hereto are furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section or Section 11 and 12(a)(2) of the Securities Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, statements regarding the expected costs associated with, and timing of completion for, the Plan, the anticipated impact of the Plan on the Company's business, financial condition, and results of operations, and the Company’s expected financial results for the quarter ended June 30, 2026. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including the Company's ability to realize the expected benefits or objectives of the Plan due to execution risks, operational disruptions, or other unforeseen factors, the possibility that the Plan may result in additional costs or charges not currently contemplated, the risk that the workforce reduction may adversely affect the Company's ability to attract and retain talent, and other risks and uncertainties described in the Company's filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1	CEO Letter, dated July 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUT SOCIAL, INC.

By:	/s/ Heidi Jonas
Name:	Heidi Jonas
Title:	General Counsel and Secretary
Date: July 15, 2026